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                                                                     EXHIBIT 5


                OPINION OF PATTERSON, BELKNAP, WEBB & TYLER LLP


                                                              July 27, 1999

Chromatics Color Sciences International, Inc.
5 East 80th Street
New York, New York 10021

Dear Sirs:

         We have acted as counsel to Chromatics Color Sciences International, Inc., a New York corporation (the "Company"), in connection with the proposed registration by the Company under the Securities Act of 1933, as amended (the "Act"), of 3,241,380 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), pursuant to the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on July 1, 1999.

         In rendering this opinion we have examined the Company's Certificate of Incorporation and Bylaws, each as amended to date, and the minutes of the corporate proceedings taken by the Company in connection with the authorization of the Shares. We have also examined the originals, or copies certified or otherwise identified to us, of the corporate records of the Company, certificates of public officials and representatives of the Company, and such other documents and records, and have made such investigations of law, as we have deemed necessary for purposes of this opinion. We have assumed the genuineness of all signatures, the conformity to the original of all copies and the factual accuracy of all certificates submitted to us.

         On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and when sold and delivered as contemplated by the Registration Statement will constitute duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

         We express no opinion as to any laws other than the Business Corporation Law of the State of New York and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In furnishing this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.


                                            PATTERSON, BELKNAP, WEBB & TYLER LLP

                                            By: /s/
                                                  ------------------------------
                                                  A Member of the Firm

cc:      Ms. Darby S. Macfarlane